PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Advisors L.P. Announces Portfolio Manager Update for First Trust Senior Floating Rate Income Fund II, First Trust Senior Floating Rate 2022 Target Term Fund and First Trust High Yield Opportunities 2027 Term Fund

WHEATON, IL — (BUSINESS WIRE) — November 16, 2020 — First Trust Advisors L.P. (“FTA”) announced today that its Leveraged Finance Investment Team, portfolio manager for the First Trust Senior Floating Rate Income Fund II (NYSE: FCT), First Trust Senior Floating Rate 2022 Target Term Fund (NYSE: FIV) and First Trust High Yield Opportunities 2027 Term Fund (NYSE: FTHY) (each a “Fund” or collectively, the “Funds”), will release an update on the market and the Funds for financial advisors and investors. The update will be available Wednesday, November 18, 2020, at 5:00 P.M. Eastern Time until 11:59 P.M. Eastern Time on Friday, December 18, 2020. To listen to the update, follow these instructions:

--	Dial: (888) 203-1112; International (719) 457-0820; and Passcode # 6281160. The update will be available from Wednesday, November 18, 2020, at 5:00 P.M. Eastern Time until 11:59 P.M. Eastern Time on Friday, December 18, 2020.

FCT is a diversified, closed-end management investment company. The Fund's primary investment objective is to seek a high level of current income. As a secondary objective, the Fund attempts to preserve capital. The Fund pursues these investment objectives by investing primarily in senior secured floating-rate corporate loans (“Senior Loans”). Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in lower grade debt instruments. "Managed Assets" means the total asset value of the Fund minus the sum of its liabilities, other than the principal amount of borrowings. There can be no assurance that the Fund's investment objectives will be achieved.

FIV is a diversified, closed-end management investment company. The Fund's investment objectives are to seek a high level of current income and to return $9.85 per common share of beneficial interest ("Common Share") of the Fund (the original net asset value ("Original NAV") per Common Share before deducting offering costs of $0.02 per Common Share) to the holders of Common Shares on or about February 1, 2022 (the "Termination Date"). The Fund, under normal market conditions, pursues its objectives by primarily investing at least 80% of its Managed Assets in a portfolio of Senior Loans of any maturity.

As a result of the sharp and sudden economic shock resulting from the unprecedented shut down of significant parts of the U.S. economy in March due to the COVID-19 pandemic, the value of the Fund's assets experienced a significant decline. Consequently, the Fund was required to sell assets and pay down outstanding indebtedness in order to remain in compliance with applicable limitations on leverage imposed on the Fund by applicable law. While the market for the Fund's assets has improved, sales of the Fund's investments during the downturn had a negative impact on the Fund's NAV. In addition, due to the Federal Open Market Committee lowering the Federal Funds target rate to 0%-.25% from 1.50% - 1.75% in March 2020, LIBOR rates declined significantly which reduced the income earning potential of the Fund and its ability to increase NAV through withholding Fund income. As a result, based on current market conditions and expectations, the Fund believes that it is unlikely to achieve its objective of returning $9.85 per Common Share upon its termination. The ultimate NAV of the Fund that will be returned to shareholders upon termination of the Fund will be dependent on a number of factors including, but not limited to, the severity of the economic contraction, the level of income earned in the portfolio, default losses experienced in the portfolio, trading losses in the portfolio and the use of leverage. As indicated above, the recent decline in interest rates, with 3-month LIBOR falling to 0.23% as of September 30, 2020 from 1.45% as of March 31, 2020, has reduced the income generated by the portfolio. Moreover, the portfolio management team anticipates actively reducing the Fund's leverage and shifting the portfolio composition to shorter dated higher quality holdings as the Fund approaches its termination date. As a result of these actions, investors should anticipate periodic reductions in the Fund's distribution per share going forward.

FTHY is a diversified, closed-end management investment company. The Fund’s investment objective is to provide current income. Under normal market conditions, the Fund will seek to achieve its investment objective by investing at least 80% of its managed assets in high yield debt securities of any maturity that are rated below investment grade at the time of purchase or unrated securities determined by First Trust Advisors L.P. (“FTA”) to be of comparable quality. High yield debt securities include U.S. and non-U.S. corporate debt obligations and Senior Loans. Securities rated below investment grade are commonly referred to as “junk” or “high yield” securities and are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategies will be successful.

First Trust Advisors L.P. ("FTA”) is a federally registered investment advisor and serves as the Fund’s investment advisor. FTA and its affiliate First Trust Portfolios L.P. (“FTP”), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $147 billion as of October 31, 2020 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

Investment return and market value of an investment in the Funds will fluctuate. Shares, when sold, may be worth more or less than their original cost. There can be no assurance that the Funds’ investment objectives will be achieved. The Funds may not be appropriate for all investors.

Principal Risk Factors: Securities held by a fund, as well as shares of a fund itself, are subject to market fluctuations caused by factors such as general economic conditions, political events, regulatory or market developments, changes in interest rates and perceived trends in securities prices. Shares of a fund could decline in value or underperform other investments as a result of the risk of loss associated with these market fluctuations. In addition, local, regional or global events such as war, acts of terrorism, spread of infectious diseases or other public health issues, recessions, or other events could have a significant negative impact on a fund and its investments. Such events may affect certain geographic regions, countries, sectors and industries more significantly than others. The outbreak of the respiratory disease designated as COVID-19 in December 2019 has caused significant volatility and declines in global financial markets, which have caused losses for investors. The COVID-19 pandemic may last for an extended period of time and will continue to impact the economy for the foreseeable future.

The Funds are subject to various risks including: the Funds will typically invest in senior loans rated below investment grade, which are commonly referred to as "junk" or "high-yield" securities and considered speculative because of the credit risk of their issuers. Such issuers are more likely than investment grade issuers to default on their payments of interest and principal owed to the Funds, and such defaults could reduce the Funds’ NAV and income distributions. An economic downturn would generally lead to a higher non-payment rate, and a Senior Loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a Senior Loan may decline in value or become illiquid, which would adversely affect the Senior Loan’s value.

The Senior Loan market has seen an increase in loans with weaker lender protections which may impact recovery values and/or trading levels in the future. The absence of financial maintenance covenants in a loan agreement generally means that the lender may not be able to declare a default if financial performance deteriorates. This may hinder the Funds’ ability to reprice credit risk associated with a particular borrower and reduce the Funds’ ability to restructure a problematic loan and mitigate potential loss. As a result, the Funds’ exposure to losses on investments in Senior Loans may be increased, especially during a downturn in the credit cycle or changes in market or economic conditions.

Many financial instruments use or may use a floating rate based upon the London Interbank Offered Rate (LIBOR), which is being phased out by the end of 2021. There remains some uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate.

FIV’s and FTHY’s limited term may cause it to invest in lower-yielding securities or hold the proceeds of securities sold near the end of its term in cash or cash equivalents, which may adversely affect the performance of the Fund or the Fund’s ability to maintain its dividend.

Senior Loans are structured as floating rate instruments in which the interest rate payable on the obligation fluctuates with interest rate changes. As a result, the yield on Senior Loans will generally decline in a falling interest rate environment, causing the fund to experience a reduction in the income it receives from a Senior Loan. In addition, the market value of Senior Loans may fall in a declining interest rate environment and may also fall in a rising interest rate environment if there is a lag between the rise in interest rates and the reset. Many Senior Loans have a minimum base rate, or floor (typically, a “LIBOR floor”), which will be used if the actual base rate is below the minimum base rate. To the extent the Funds invest in such Senior Loans, the Funds may not benefit from higher coupon payments during periods of increasing interest rates as it otherwise would from investments in Senior Loans without any floors until rates rise to levels above the LIBOR floors. As a result, the Funds may lose some of the benefits of incurring leverage. Specifically, if the Funds’ Borrowings have floating dividend or interest rates, their costs of leverage will increase as rates increase. In this situation, the Funds will experience increased financing costs without the benefit of receiving higher income. This in turn may result in the potential for a decrease in the level of income available for dividends or distributions to be made by the Funds.

A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans are typically secured by a second priority security interest or lien on specified collateral securing the Borrower's obligation under the interest. Because second lien loans are second to first lien loans, they present a greater degree of investment risk. Specifically, these loans are subject to the additional risk that the cash flow of the Borrower and property securing the loan may be insufficient to meet scheduled payments after giving effect to those loans with a higher priority. In addition, loans that have a lower than first lien priority on collateral of the Borrower generally have greater price volatility than those loans with a higher priority and may be less liquid.

Because the assets of FIV will be liquidated in connection with its termination, the Fund may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, or at a time when a particular security is in default or bankruptcy, or otherwise in severe distress, which may cause the Fund to lose money. Although the Fund has an investment objective of returning Original NAV to Common Shareholders on or about the Termination Date, the Fund may not be successful in achieving this objective. The return of Original NAV is not an express or implied guarantee obligation of the Fund. There can be no assurance that the Fund will be able to return Original NAV to Common Shareholders, and such return is not backed or otherwise guaranteed by the Advisor or any other entity.

The debt securities in which the Funds may invest are subject to certain risks, including issuer risk, reinvestment risk, prepayment risk, credit risk, and interest rate risk. Issuer risk is the risk that the value of fixed-income securities may decline for a number of reasons which directly relate to the issuer. Reinvestment risk is the risk that income from the Funds’ portfolio will decline if the Funds invest the proceeds from matured, traded or called bonds at market interest rates that are below the Funds portfolio’s current earnings rate. Prepayment risk is the risk that, upon a prepayment, the actual outstanding debt on which the Funds derive interest income will be reduced. Credit risk is the risk that an issuer of a security will be unable or unwilling to make dividend, interest and/or principal payments when due and that the value of a security may decline as a result. Interest rate risk is the risk that fixed-income securities will decline in value because of changes in market interest rates.

Use of leverage can result in additional risk and cost, and can magnify the effect of any losses.

The risks of investing in the Funds are spelled out in the prospectus, shareholder report and other regulatory filings.

The information presented is not intended to constitute an investment recommendation for, or advice to, any specific person. By providing this information, First Trust is not undertaking to give advice in any fiduciary capacity within the meaning of ERISA, the Internal Revenue Code or any other regulatory framework. Financial professionals are responsible for evaluating investment risks independently and for exercising independent judgment in determining whether investments are appropriate for their clients.

The Funds’ daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling 1-800-988-5891.

CONTACT: JEFF MARGOLIN - (630) 915-6784

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Source: First Trust Advisors L.P.